Exhibit 99.3

FARMER BROS. CO.
CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Farmer Bros. Co. (the “Company”) is established for the principal purposes of assisting the Board in ensuring that it is appropriately constituted in order to meet its fiduciary obligations, including by identifying individuals qualified to become Board members and recommending to the Board individuals to be selected as director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board. This Charter specifies the scope of authority and responsibility of the  Committee.

Organization, Membership and Meetings

1.             The Committee shall be comprised of at least three directors who meet the independence, expertise and other qualification standards required by the federal securities laws and as may be required by the listing standards of the NASDAQ or other securities exchange upon which the Company’s securities are traded.

2.             Members of the Committee shall be appointed by the Board. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named or until their earlier resignation or removal.

3.             The Committee shall meet at least once each year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, legal counsel or others to attend meetings and to provide relevant information.

4.             The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

5.             The Committee may elect a Chairman of the Committee who, if elected, shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee. Members of the Committee may participate in any meeting by means of a conference telephone or similar communications equipment by means of which persons in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes. The Committee may adopt additional rules of procedure, but when a matter of procedure is not addressed by Committee rules, the procedure specified by the Company’s Bylaws shall be followed.

Committee Authority, Responsibilities and Duties

The Committee shall have the following authority, responsibilities and duties:

1.             Establish criteria for membership on the Board.

2.             Conduct appropriate inquiries into the backgrounds and qualifications of potential nominees.

3.             Recommend annually to the Board the slate of director candidates to be proposed for election to the Board. The Committee seeks candidates with diverse backgrounds and experiences who are expected to be able to contribute in a meaningful way to the Board’s deliberations respecting the Company’s business strategies, financial and operational performance and corporate governance practices.

4.             Recommend to the Board qualified candidates to fill vacancies on the Board arising between stockholder meetings.

5.             Recommend to the Board criteria regarding the composition of the Board, total size and proportion of management to independent directors.

6.             Consider stockholder nominations for Board membership.

7.             Conduct a performance evaluation of the Committee.

8.             Review and assess this Charter’s adequacy at least annually and submit any recommended changes to the Board for its consideration.

9.             Engage, and pay the fees and expenses of search firms, consulting firms, independent counsel, advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these search firms, consulting firms, counsel, advisors and experts shall be paid by the Company, and the Company shall provide all other funding necessary for the Committee to perform its functions and responsibilities.

10.           Perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Adopted on December 22, 2003, as amended August 23, 2007.